Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-48863) pertaining to the IAC/InterActiveCorp Retirement Savings Plan of our report dated June 22, 2007, with respect to the financial statements and schedules of the IAC/InterActiveCorp Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP

New York, New York

June 22, 2007